Logo - American Funds (R)

                        The American Funds Income Series
                              333 South Hope Street
                       Los Angeles, California 90071-1406
                              Phone (213) 486 9200



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


JOHN H.  SMET,  President  and PEO,  and  SHARON G.  MOSELEY,  Treasurer  of The
American Funds Income Series, (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended August 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer                 Principal Financial Officer

THE AMERICAN FUNDS INCOME SERIES            THE AMERICAN FUNDS INCOME SERIES

/s/ John H. Smet                            /s/ Sharon G. Moseley
----------------------------                -----------------------------
John H. Smet, President                     Sharon G. Moseley, Treasurer

Date: November 8, 2004                      Date: November 8, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE AMERICAN FUNDS INCOME SERIES and will be retained by THE AMERICAN FUNDS INCOME SERIES and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.